Exhibit 99.2

The unaudited pro forma financial statements included in this Current Report, have been prepared based upon certain pro forma adjustments to the historical financial statements of Juma Technology Corp. and AGN Networks, Inc. (collectively, the “Company”). The pro forma financial statements should be read in conjunction with the adjustments thereto and the historical financial statements of the Company. The accompanying pro forma balance sheet has been presented as if the acquisition described below occurred at December 31, 2006. The accompanying pro forma statements of operations have been prepared as if the acquisition occurred at the beginning of the earliest period presented.

These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the current fiscal year.

Juma Technology Corp.

and Subsidiary

Unaudited Pro Forma Balance Sheet

December 31, 2006

	Historical
	Juma (Audited)	AGN (Unaudited)	Pro forma Adjustments	Pro forma
Assets
Current assets:
Cash	$191,470	$51,106	$(200,000)	$42,576
Accounts receivable	3,990,836	3,225	-	3,994,061
Inventory	262,974	-	-	262,974
Note receivable	251,041	-	(251,041)	-
Prepaid expenses	60,531	33,480	-	94,011
Prepaid purchases	369,964	-	-	369,964
Other current assets	50,092	-	-	50,092
Total current assets	5,176,908	87,811	(451,041)	4,813,678

Fixed assets, (net of depreciation of $282,388 and $5,594, respectively)	899,365	16,949	-	916,314

Other assets:
Security deposits	9,482	-	-	9,482
Total assets	$6,085,755	$104,760	$(451,041)	$5,739,474

Juma Technology Corp.

and Subsidiary

Unaudited Pro Forma Balance Sheet

December 31, 2006

	Historical
	Juma (Audited)	AGN (Unaudited)	Pro forma Adjustments	Pro forma
Liabilities and Stockholders’ Equity
Current liabilities:
Credit line	$ 350,000	$ -	$ -	$ 350,000
Notes payable	155,926	1,007,574	(251,041)	912,459
Current portion of long-term debt	62,909	-	-	62,909
Accounts payable	2,825,597	243,243	-	3,068,840
Accrued expenses and taxes payable	282,460	30,190	-	312,650
Deferred revenue	376,304	-	-	376,304
Deferred tax liability	76,696	-	-	76,696
Total current liabilities	4,129,892	1,281,007	(251,041)	5,159,858

Long-term debt, net of current maturities	143,134	-	-	143,134
Deferred tax liability	230,087	-	-	230,087
Total liabilities	4,503,113	1,281,007	(251,041)	5,533,079

Commitments and contingencies

Stockholders equity
Common stock	4,154	54	(22)	4,186
Additional paid in capital	3,505,961	404,420	(286,052)	3,624,329
Subscription receivable	(18,427)	-	-	(18,427)
Retained deficit	(1,909,046)	(1,580,721)	86,074	(3,403,693)
Total stockholders’ equity	1,582,642	(1,176,247)	(200,000)	206,395
Total liabilities and stockholders’ equity	$ 6,085,755	$ 104,760	$ (451,041)	$ 5,739,474

Juma Technology Corp.

and Subsidiary

Unaudited Pro Forma Balance Sheet Adjustments

December 31, 2006

Goodwill	1,494,647
Common stock (AGN)	54
Additional paid in capital (AGN)	404,420
Loan		200,000
Common stock (Juma)		32
Additional paid in capital (Juma)		118,368
Retained deficit (AGN)		1,580,721
To record acquisition of AGN

Loan	451,041
Cash		200,000
Note receivable		251,041
To record cash payments and note forgiveness to AGN

Amortization expense	1,494,647
Goodwill		1,494,647
To record impairment of goodwill

Juma Technology Corp.

and Subsidiary

Unaudited Pro Forma Statement of Operations

	Historical
	Juma As of December 31, 2006 (Audited)	AGN As of June 30, 2006 (Audited)	Pro forma Adjustments	Pro forma

Sales	$11,063,329	$655	$-	$11,063,984
Cost of goods sold	7,312,516	-	-	7,312,516
Gross margin	3,750,813	655	-	3,751,468
Operating expenses:
Selling	1,060,324	-	-	1,060,324
Consulting	1,374,531	-	-	1,374,531
Research and development	-	924,093	-	924,093
General and administrative	2,454,714	94,478	81,000	2,630,192
Total operating expenses	4,889,569	1,018,571	81,000	5,989,140
Loss from operations	(1,138,756)	(1,017,916)	(81,000)	(2,237,672)
Interest income/expenses, (net)	(76,198)	-	-	(76,198)
Loss before income taxes	(1,214,954)	(1,017,916)	(81,000)	(2,313,870)
Provision/(benefit) for income taxes	313,199	-	-	313,199
Net loss	$(1,528,153)	$(1,017,916)	$(81,000)	$(2,627,069)

Basic and fully diluted net loss per share	$(0.05)	$(197.65)		$(0.08)
Weighted average common shares outstanding	33,938,942	5,150		34,258,942

Adjustment represents additional salary accrued for Albert Rodriguez based on his employment agreement.